UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2014

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Flagstar Bancorp, Inc., the holding company of Flagstar Bank, FSB (the "Bank"), announced today that the Bank has commenced discussions with the Consumer Financial Protection Bureau, or CFPB, related to alleged violations of various federal consumer financial laws arising from the Bank's loss mitigation practices and default servicing operations dating back to 2011. The Bank previously provided the CFPB with documents and other information concerning the Bank’s loss mitigation practices and default servicing operations in response to Civil Investigative Demands received from the CFPB. While the Bank intends to vigorously defend against any enforcement action that may be brought, it has commenced discussions with the CFPB staff to determine if a settlement can be achieved. Those discussions are ongoing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: August 26, 2014	By:	/s/ Alessandro P. DiNello
Alessandro P. DiNello
President and Chief Executive Officer